                                                                     EXHIBIT 4.5


Drawn By and Return To:
Moore & Van Allen, PLLC (MBG)
NationsBank Corporate Center
100 North Tryon Street, Floor 47
Charlotte, North Carolina  28202-4003



                              AMENDED AND RESTATED
                                  MORTGAGE AND
                               SECURITY AGREEMENT



                       COLLATERAL IS OR INCLUDES FIXTURES

         THIS AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT (the "Mortgage"), dated as of October 2, 1997, is by and between IPC, INC., a Delaware corporation (the "Borrower"), successor in title by merger to Ivex Coated Products Corporation, a Massachusetts corporation ("Ivex") and NATIONSBANK, N.A., as Collateral Agent for the Lenders under the Credit Agreement hereinafter defined (in its capacity as Collateral Agent hereunder, together with any successor in such capacity, hereinafter the "Collateral Agent").

                                   RECITALS:

         WHEREAS, the Borrower, Ivex Packaging Corporation, a Delaware corporation ("Holdings"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), the lenders party thereto and NationsBank, N.A., as agent entered into that certain Amended and Restated Credit Agreement dated as of March 24, 1997 which provided a $205 million credit facility to the Borrower (the "Prior Credit Agreement"). The credit facility provided pursuant to the Prior Credit Agreement replaced and refinanced the credit facilities provided to the Borrower by NationsBank, N.A., as agent and certain other lenders pursuant to a credit agreement dated as of December 7, 1995.

         WHEREAS, the obligations of the Borrower to NationsBank, N.A., as agent and various other lenders under the Prior Credit Agreement are secured by a Mortgage and Security Agreement dated as of December 7, 1995 recorded as Document No. __________ in the land records of ____________________, as modified by that certain First Amendment to Mortgage and Security Agreement dated as of January 12, 1996 recorded as Document No. __________ in the land records of ____________________, and that certain Second Amendment to Mortgage and Security Agreement dated as of March 24, 1997 recorded as Document No. __________ in the land records of ____________________, covering certain real property located in __________ as particularly described on Exhibit A attached thereto
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and hereto, and the improvements and personal property located thereon (the
"Prior Mortgage").

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the Collateral Agent in its capacity as Administrative Agent (the "Administrative Agent"), Bankers Trust Company, as Documentation Agent (the "Documentation Agent") and various other banks and financial institutions as may now or hereafter become a party thereto (such banks and financial institutions, together with their successors and assigns, may hereafter be referred to collectively as the "Lenders" and individually as a "Lender"), the Lenders have agreed to amend and restate the Prior Credit Agreement to (i) provide up to $475 million of indebtedness to the Borrower and (ii) extend the final maturity of the credit facilities provided under the Prior Credit Agreement. Terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Agreement.

         WHEREAS, the Lenders have required, as a condition precedent to making Extensions of Credit pursuant to the terms of the Credit Agreement, that the Borrower amend and restate the Prior Mortgage as set forth herein.


                              W I T N E S S E T H:


         The Borrower, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, irrevocably grants, releases, sells, remises, bargains, assigns, pledges, warrants, mortgages, transfers and conveys to the Collateral Agent and the Collateral Agent's successors and assigns, subject to the further terms of this Mortgage, all of the following described land, real property interests, buildings, improvements, fixtures, furniture and appliances and other personal property:

         (a) All that tract or parcel of land and other real property interests in ____________________ more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"); and

         (b) All buildings and improvements of every kind and description now or hereafter erected or placed on the aforesaid Land (the "Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises hereby conveyed immediately upon the delivery thereof to the aforesaid Land, and all fixtures and articles of personal property now or hereafter owned by the Borrower and attached to or contained in and used in connection with the aforesaid Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry,


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ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the "Tangible Personalty") and all proceeds of the Tangible Personalty (hereinafter, the Land, Improvements and Tangible Personalty may be collectively referred to as the "Premises").

         TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Collateral Agent and the Collateral Agent's successors and assigns to secure the indebtedness herein recited;

         And, as additional security for said indebtedness, the Borrower hereby conditionally assigns to the Collateral Agent all right, title and interest of the Borrower in and to the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the "Rents and Profits"), reserving only the right to the Borrower to collect and enjoy the same as long as there shall exist no Event of Default (as defined in Article III).

         As additional collateral and further security for the indebtedness, the Borrower does hereby assign to the Collateral Agent and grants to the Collateral Agent a security interest in all of the right, title and interest of the Borrower in and to any and all insurance policies and proceeds thereof and any and all leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, or other contracts, licenses and permits now or hereafter affecting the Premises (the "Intangible Personalty") or any part thereof, and the Borrower agrees to execute and deliver to the Collateral Agent such additional instruments, in form and substance reasonably satisfactory to the Collateral Agent, as may hereafter be requested by the Collateral Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Collateral Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Collateral Agent any obligation with respect thereto.

         All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. As to the balance of the Tangible Personalty and the Intangible Personalty, this Mortgage shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Collateral Agent. In that regard, the Borrower grants to the Collateral Agent all of the rights and remedies of a secured party under the __________ Uniform Commercial Code.

         The Borrower and the Collateral Agent covenant, represent and agree as follows:


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                                   ARTICLE I

                              Secured Obligations

         1.1 Obligations Secured. The Administrative Agent, the Documentation Agent and the Lenders have agreed to establish a $475,000,000 credit facility (hereinafter the loans and extensions of credit thereunder may be called the "Loans") in favor of the Borrower pursuant to the terms of the Credit Agreement and as evidenced by (i) those revolving credit promissory notes of the Borrower (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Revolving Notes"), (ii) those tranche A term loan promissory notes of the Borrower (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Tranche A Term Notes"), (iii) those tranche B term loan promissory notes of the Borrower (as referenced and defined in the Credit Agreement, as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Tranche B Term Notes") (hereinafter the Revolving Notes, the Tranche A Term Notes and the Tranche B Term Notes may be referred to as the "Notes") and (iv) those letters of credit for the account of the Borrower or any other Credit Party (as referenced in the Credit Agreement, the "Letters of Credit").

         1.2 Amount Secured. This Mortgage secures all present and future advances and extensions of credit that may subsequently be made to the Borrower under the Credit Documents and all other indebtedness and obligations of the Borrower to the Administrative Agent or the Lenders, now or hereafter existing that relates to the Credit Documents.

         1.3 Maturity Date. (i) Payment by the Borrower of the principal and interest on the Revolving Loans, Tranche A Term Loans and Tranche B Term Loans and (ii) reimbursement by the Borrower of any drawings on Letters of Credit, will be in accordance with the Credit Agreement, which Credit Agreement provides for the payment on the Revolving Notes and Tranche A Term Notes and reimbursement on the Letters of Credit on or before October 2, 2003, which is the final maturity date of the Revolving Notes, Tranche A Term Notes and Letters of Credit and for the payment on the Tranche B Term Notes on or before October 2, 2004, which is the final maturity date of the Tranche B Term Notes.

                                   ARTICLE II

            The Borrower's Covenants, Representations and Agreements

         2.1 Title to Property. The Borrower represents and warrants that it is seized of the Land, the Improvements (and any fixtures) and the Tangible Personalty (to the extent such Tangible Personalty constitutes fixtures) in fee (and has title to any appurtenant easements) and has the right to convey the same, that title to such property is free and clear of all encumbrances except for the matters shown on the title insurance policy accepted by the Collateral Agent in connection with this Mortgage (the "Permitted Encumbrances") and any Permitted Liens, and


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that it will warrant and defend the title to such property except for the
Permitted Encumbrances and the Permitted Liens against the claims of all persons or parties. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Borrower represents and warrants that it has title to such property, that it has the right to convey such property except for Permitted Liens and that it will warrant and defend such property against the claims of all persons or parties.

         2.2 Taxes and Fees. The Borrower will pay on or before the date that the same become delinquent all taxes, general and special assessments, special service area charges or taxes, taxes or charges levied pursuant to any tax increment financing program, area or district which may affect the Premises regardless of how such charges or taxes are designated by the government authority imposing the same, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents and any other charges or fees against it or the Premises (and the Borrower, upon request of the Collateral Agent, will submit to the Collateral Agent receipts evidencing said payments); provided, however, that the Borrower shall not be required to pay any tax or assessment, which it is diligently contesting in good faith by appropriate proceedings, and for which the Borrower has furnished the Collateral Agent with bonds or other security in form and amount acceptable to the Collateral Agent in its sole discretion, but only so long as there is no liability to the Collateral Agent or the Lenders or risk of loss, sale or forfeiture of any portion of the Premises or collateral pledged to the Collateral Agent in excess of such bonds or other security.

         2.3 Reimbursement. Subject to the Borrower's right to contest contained in Section 2.2 hereof, the Borrower agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3, 2.6 or 2.9 hereof, then the Collateral Agent, at its option, may pay or procure the same. The Borrower will reimburse the Collateral Agent upon demand for any sums of money paid by the Collateral Agent pursuant to this Section, together with interest on each such payment at the default rate of interest set forth in the Credit Agreement, and all such sums and interest thereon shall be secured hereby.

         2.4 Additional Documents. The Borrower agrees to execute and deliver to the Collateral Agent, concurrently with the execution of this Mortgage and upon the request of the Collateral Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Borrower hereby irrevocably (as long as the Loans remain unpaid and the Commitments remain outstanding) makes, constitutes and appoints the Collateral Agent as the true and lawful attorney of the Borrower to sign the name of the Borrower (provided the Borrower has failed or refused to timely execute such documents upon request of the Collateral Agent) on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests.

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         2.5  Sale or Encumbrance.  Except as permitted by the Credit
Agreement, the Borrower will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. In the event the Borrower sells or otherwise disposes of any of the Tangible Personalty in contravention of the foregoing sentence, the Collateral Agent's security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Mortgage.

         2.6 Fees and Expenses. The Borrower will pay or reimburse the Collateral Agent for all reasonable attorneys' fees, costs and expenses incurred by the Collateral Agent in any action, legal proceeding or dispute of any kind which affects the Loans, the interest created herein, the Premises, the Rents and Profits or the Intangible Personalty, including but not limited to, any foreclosure of this Mortgage, enforcement of payment of the Notes or any other amount due under the Credit Documents, any condemnation action involving the Premises or any action to protect the security hereof. Any such amounts paid by the Collateral Agent shall be due and payable upon demand and shall be secured hereby.

         2.7 Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Collateral Agent, the Borrower shall not, except as permitted by the Credit Agreement, enter into, cancel, surrender or modify or permit the cancellation of any lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit now or hereafter affecting the Premises, or modify any of said instruments, or accept or permit to be made, any prepayment of any installment of rent or fees thereunder; provided, however, the Borrower may take any of the foregoing actions without the consent of the Collateral Agent if the same will not cause a Material Adverse Effect. Certified copies of each such approved lease or other agreement shall be submitted to the Collateral Agent as soon as possible. The Borrower shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each of said instruments, now or hereafter existing, on the part of the Borrower to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said instruments, all obligations, covenants and agreements by such other party to be performed thereunder.

         2.8 Maintenance of Premises. Except as provided otherwise in the Credit Agreement, the Borrower will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained, the Premises in good condition and repair, reasonable wear and tear excepted.

         2.9  Insurance.

                 (a) Liability: The Borrower covenants to maintain or cause to be maintained, general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Premises. The policies must be from companies and in amounts reasonably satisfactory to the Collateral Agent.

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
                 (b) Hazard: The Borrower covenants to maintain or cause to be maintained at all times hazard insurance on the Premises. The policy must be from a company satisfactory to the Collateral Agent, must be in an amount reasonably satisfactory to the Collateral Agent, can only include co-insurance provisions satisfactory to the Collateral Agent, must include provisions for a minimum 30 day advance written notice to the Collateral Agent of any intended policy cancellation or non-renewal, and must designate the Collateral Agent as mortgagee and loss payee in a standard mortgagee endorsement, as its interests may appear.

                 (c) Flood: If any part of the Improvements is located in an area having "special flood hazards" as defined in the Federal Flood Disaster Protection Act of 1973, a flood insurance policy naming the Collateral Agent as mortgagee must be submitted to the Collateral Agent. The policy must be from a company and in an amount satisfactory to the Collateral Agent and must include provisions for a minimum 30-day advance written notice to the Collateral Agent of any intended policy cancellation or non-renewal.

                 (d) Delivery of Policies and Renewals: The Borrower agrees to deliver to the Collateral Agent, as additional security hereto, the original policies of such insurance as is required by the Collateral Agent pursuant to subsections (a), (b) and (c) hereof and of any additional insurance which shall be taken out upon the Premises while any part of the Loans shall remain unpaid. Renewals of such policies shall be so delivered at least ten
(10) days before any such insurance shall expire. In the event the Borrower fails to maintain insurance as required hereunder the Collateral Agent has the right to procure such insurance whether or not the Borrower's failure to maintain such insurance constitutes an Event of Default (as defined in Article
III) or an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default. Any amounts paid by the Collateral Agent for insurance shall be due and payable to the Collateral Agent upon demand and shall be secured by this Mortgage.

                 (e) Proof of Loss; Claims Settlement: In the event of loss, the Borrower shall give prompt notice thereof to the insurance carrier and the Collateral Agent, and the Collateral Agent may make proof of loss if not made promptly by the Borrower. The Collateral Agent is hereby authorized, in its sole discretion, to adjust, compromise and collect the proceeds of any insurance claims for application in accordance with subsection (f) below.

                 (f) Use of Proceeds: In case of any material loss, damage to or destruction of the Premises or any part thereof, the Borrower shall promptly give written notice thereof to the Collateral Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Premises or any part thereof, the Borrower, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at the Borrower's cost and expense, will promptly repair or replace the Premises so lost, damaged or destroyed; provided, however, that the Borrower need not repair or replace the Premises so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of the Borrower at the Premises in the ordinary course and otherwise in the best interest of the Borrower and (ii)

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
would not materially impair the rights and benefits of the Collateral Agent or the Lenders under this Mortgage or any other Credit Document. In the event the Borrower shall receive any proceeds of such insurance in a net amount in excess of $5,000,000, the Borrower will immediately pay over such proceeds to the Collateral Agent for payment of the Credit Party Obligations; provided, however, the Collateral Agent agrees to release such insurance proceeds to the Borrower for restoration or repair of the Premises if, but only if, (A) no Default or Event of Default shall have occurred or be continuing at the time of release, (B) written application for such release is received by the Collateral Agent from the Borrower within 30 days of receipt of such proceeds and (C) the Collateral Agent has received evidence reasonable satisfactory to it that the Premises lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds or such proceeds are used in a manner reasonably acceptable to the Collateral Agent. All insurance proceeds shall be subject to the security interest of the Collateral Agent and Lenders under this Mortgage. Wherever provision is made herein for insurance policies to bear mortgagee clauses or other loss payable clauses or endorsements in favor of the Collateral Agent, or to confer authority upon the Collateral Agent to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure all such rights and powers of the Collateral Agent shall continue in the Collateral Agent as judgment creditor or mortgagee until confirmation of sale.

         2.10 Eminent Domain. The Borrower assigns to the Collateral Agent any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Premises or any rights appurtenant thereto, and the Collateral Agent may, at its option, either apply the same to the Notes or release the same to the Borrower without thereby incurring any liability to any other person. The Borrower agrees to execute such further assignments and agreements as may be reasonably required by the Collateral Agent to assure the effectiveness of this Section. In the event any governmental agency or authority shall require or commence any proceedings for the demolition of any buildings or structures comprising a part of the Premises, or shall commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Premises, the Borrower shall promptly notify the Collateral Agent of such requirement or commencement of proceeding (for demolition, condemnation or other taking).

         2.11 Transfer of Premises. Except as provided otherwise in the Credit Agreement, the Borrower covenants and agrees with the Collateral Agent that the Borrower shall not sell, transfer, convey, mortgage, encumber or otherwise dispose of the Premises, the Rents and Profits or the Intangible Personalty or any part thereof or any interest therein or engage in subordinate financing with respect thereto during the term of this Mortgage without the prior written consent of the Collateral Agent.

         2.12 Compliance with Law. Except as provided otherwise in the Credit Agreement, the Borrower will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the ownership of the

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
Premises (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

         2.13 Inspection. The Borrower will permit the Collateral Agent, or its agents, at all reasonable times and with advance prior notice to enter and pass through or over the Premises for the purpose of inspecting same; provided, however, unless an Event of Default shall have occurred and be continuing inspections shall be at reasonable times during the Borrower's normal business hours.

         2.14 Releases and Waivers. The Borrower agrees that no release by the Collateral Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Lenders or the Collateral Agent to collect on the Loans, or any part thereof, no waiver of any right granted or remedy available to the Collateral Agent and no action taken or not taken by the Collateral Agent shall in any way have the effect of releasing the Borrower from full responsibility to the Lenders and the Collateral Agent for the complete discharge of each and every of the Borrower's obligations hereunder.


                                  ARTICLE III

                                Event of Default

         An Event of Default shall exist under the terms of this Mortgage upon the existence of an Event of Default under the terms of the Credit Agreement.


                                   ARTICLE IV

                                  Foreclosure

         4.1 Acceleration of Loan; Foreclosure. Upon the occurrence and during the continuance of an Event of Default the entire balance of the Loans and any other obligations due under the Credit Documents, including all accrued interest, shall, at the option of the Collateral Agent, become immediately due and payable. Upon failure to pay the Loans or reimburse any other amounts due under the Credit Documents in full at any stated or accelerated maturity, the Collateral Agent shall have the right to foreclose this Mortgage in any manner permitted by applicable law and in accordance with the terms of this Mortgage for the indebtedness and obligations secured hereby. If the foreclosure is for less than all of the indebtedness secured hereby, the lien of this Mortgage shall continue for the balance of the indebtedness and obligations secured hereby. Without limitation of any other provisions of this Mortgage, if the Collateral Agent shall incur or expend any sums, including without limitation attorneys' fees, whether or not in connection with any action or proceeding, to sustain the lien of this Mortgage or its priority, or to protect or enforce any of the Collateral Agent's rights hereunder, or to recover any indebtedness secured hereby, all such sums shall become immediately due and payable by the Borrower with interest thereon. All such sums shall be secured by this Mortgage

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
and shall be a lien on the Premises prior to any right, title, interest, or claim, in, to or upon the Premises attaching or accruing subsequent to the lien of this Mortgage.

         4.2 Fees and Expenses. Without limitation of Section 4.1, in any suit to foreclose the lien hereof, the Collateral Agent shall be allowed to include as additional indebtedness secured hereby in the decree for sale all costs and expenses which may be paid or incurred by or on behalf of the Borrower or any holder or holders of the Notes or other indebtedness secured hereby (plus interest thereon) for attorneys' fees, appraiser's fees, receiver's costs and expenses, insurance, taxes, outlays for documentary and expert evidence, costs for preservation of the Premises, stenographer's charges, publication costs and costs of procuring all abstracts of title, title searches and examinations, guarantee policies and similar data and assurances with respect to title as the Collateral Agent may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or value of the Premises or for any other reasonable purpose. Subject to applicable law, the amount of any such costs and expenses which may be paid or incurred after the decree for sale is entered may be estimated and the amount of such estimate may be allowed and included as additional indebtedness secured hereby in the decree for sale.

         4.3 Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied in accordance with
Section 9.3 of the Credit Agreement.


                                   ARTICLE V

             Additional Rights and Remedies of the Collateral Agent

         5.1 Rights Upon Maturity or an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, immediately and without additional notice and without liability therefor to the Borrower, except for gross negligence, and subject to and as permitted by applicable law, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Mortgage and satisfaction and fulfillment of any liabilities or obligations of the Borrower arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Mortgage; (e) enter into leases demising the Premises or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Mortgage, the Credit Agreement, or the other Credit Documents, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Premises as if the Collateral Agent were equitable owner of the Premises. Notwithstanding the occurrence of an Event of Default or acceleration of the Loans or any other indebtedness secured hereby, the Collateral Agent shall continue to have the right to pay money, whether or not Loan funds, for

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
the purposes described in Sections 2.2, 2.3, 2.6 and 2.9 hereof, and all such sums and interest thereon shall be secured hereby. The Borrower also agrees that any of the foregoing rights and remedies of the Collateral Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Collateral Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured with the consent of the Collateral Agent or until foreclosure and the conveyance of the Premises to the high bidder or until the Credit Agreement is no longer in effect or the Loans and other indebtedness secured hereby are otherwise satisfied or paid in full.

         5.2 Appointment of Receiver. If upon the maturity of the Loans or any other amounts or obligations under the Credit Documents, the same remain unpaid or unsatisfied, or upon the occurrence and continuance of an Event of Default, the Agent shall be entitled, without additional notice and without regard to the adequacy of any security for the Loans or other obligations under the Credit Documents or the solvency of any party bound for its payment, to seek the appointment of a receiver to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Loans or other indebtedness under the Credit Documents and secured hereby. The receiver shall have all the rights and powers permitted under the laws of the State of __________. All costs and expenses (including receiver's fees, attorney's fees and costs incurred in connection with the appointment of a receiver) shall be secured by this Security Deed. Notwithstanding the appointment of any receiver, trustee or other custodian, the Agent shall be entitled to retain possession and control of any cash or other instruments, at the time held by or payable or deliverable under the terms of the Security Deed to the Agent to the fullest extent permitted by law.

         5.3 Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Collateral Agent stated anywhere in the Notes, this Mortgage, the Credit Agreement or any of the other Credit Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Mortgage, in the Notes, in the Credit Agreement and in the other Credit Documents are cumulative and may, at the election of the Collateral Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

         5.4 Foreclosure as to Matured Debt. Upon the occurrence of an Event of Default, the Collateral Agent shall have the right to proceed with foreclosure (judicial or nonjudicial) in accordance with applicable law of the liens and security interests hereunder without declaring the entire secured indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness; and any such sale shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 4.3 hereof.

         5.5 Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Borrower or the Borrower's heirs, devisees, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

                                   ARTICLE VI

                               General Conditions

         6.1 Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Lender" shall include any payee of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise.

         6.2 Notices. All notices and other communications required to be given hereunder shall have been given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto.

                          to the Borrower:

                                  IPC, Inc.
                                  100 Tri State Drive, Suite 200
                                  Lincolnshire, Illinois 60069
                                  Attention: Chief Financial Officer
                                  Phone:     847-945-9100
                                  Fax:       847-945-9184

                          to the Collateral Agent:

                                  NationsBank, N.A.
                                  Sears Tower
                                  233 South Wacker Drive, Suite 2800
                                  Chicago, Illinois 60606
                                  Attention:  Carter Smith
                                  Phone:     312-234-5643
                                  Fax:        312-234-5601

         6.3 Greater Estate. In the event that the Borrower is the owner of a leasehold estate with respect to any portion of the Premises and, prior to the satisfaction of the indebtedness and the cancellation of this Mortgage of record, the Borrower obtains a fee estate in such portion of the Premises, then, such fee estate shall automatically, and without further action of any kind on the part of the Borrower, be and become subject to the security lien of this Mortgage.

         6.4 Subrogation. If all or any part of the proceeds of the Loans or any other indebtedness secured hereby and made by the Collateral Agent to the Borrower, or any amount paid out or advanced by the Collateral Agent, shall be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior or junior lien or encumbrance upon the Premises, or any part thereof, then all such amounts shall constitute part of the indebtedness secured hereby and the Collateral Agent shall be subrogated to such other lien or encumbrance and to any additional security held by the holder thereof and shall have the benefit of the priority of all of same.

         6.5 Imposition of Tax. In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, in any manner changing or modifying the laws now in force governing the taxation of debts secured by mortgages or the manner of collecting taxes so as to affect adversely the Collateral Agent or the Lenders, the Borrower will promptly pay any such tax on or before the due date thereof.

         6.6 Invalidation of Provisions. Invalidation of any one or more of the provisions of this Mortgage shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         6.7 Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Mortgage nor the intent of any provision hereof.

         6.8 Conflicting Terms. In the event the terms and conditions of this Mortgage conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control and supersede the provisions of this Mortgage with respect to such conflicts. Notwithstanding the foregoing, nothing contained herein is intended or shall be construed to affect or alter any choice of law or governing law provision contained in any other Credit Document, except to the extent such choice of law or governing law provision shall apply to this Mortgage.

         6.9 GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF __________.

         IN WITNESS WHEREOF, the Borrower has executed this Mortgage under seal as of the above written date.


                                  IPC, INC., a Delaware corporation


ATTEST:                           By:
                                      ----------------------------------------
                                  Name:
                                         -------------------------------------
By:                               Title:
   -------------------                   -------------------------------------

Title: _____ Secretary
      (Corporate Seal)

STATE OF
         ------------
COUNTY OF
          -----------

         I _________________________, a Notary Public, in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ______________ President of IPC, INC., a Delaware corporation, and ___________ Secretary of said corporation, are personally known to me to be the same persons whose names are subscribed to the foregoing instrument and as such ______________________ President and ____________ Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth; and said _______________ Secretary then and there acknowledged that (s)he, as custodian of the corporate seal of said corporation, did affix the corporate seal of said corporation to said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.



       GIVEN under my hand and Notarial Seal, this ___ day of ___________, 1997.


                                               --------------------------------
                                               Notary Public


                                               My Commission expires:
                                                                     ----------